Exhibit 99
                                                      Rule 424(b)(3)
                                                      33-50565


            SUPPLEMENT NUMBER 1 TO PROSPECTUS DATED OCTOBER 20, 1993

                           READING & BATES CORPORATION

                                31,533,614 Shares


                                  Common Stock


     The Prospectus dated October 20, 1993 is hereby supplemented by the addition of the following information under the caption "SELLING STOCKHOLDERS" therein.

SELLING STOCKHOLDERS

     R&B Investment Partnership, L.P. (the "Partnership") has informed the Company that it has (i) sold 7,698,657 Shares owned by it pursuant to the Registration Statement in negotiated off-exchange transactions to 12 separate entities and (ii) transferred 37,211 Shares, 3,487,296 Shares and 130,215 Shares in private transactions to WHR Management Company, L.P. ("WHR"), the general partner of the Partnership, Whitman Heffernan & Rhein Workout Fund, L.P. ("Workout"), a limited partner of the Partnership, and R&B Investment Partnership II, L.P. (the "Partnership II"), a limited partner of the Partnership, respectively. The Partnership has informed the Company that WHR is the general partner of the Partnership, Workout and the Partnership II. As of February 9, 1994, Shares held by the Partnership, WHR, Workout and the Partnership II and registered for resale under the Registration Statement were as follows:







                                                                   Percent of
                                                                   total shares
                                 Number of        Number of        outstanding
                   Number of     shares which     shares           beneficially
                   shares        may be offered   beneficially     owned upon
Selling            beneficially  pursuant to      owned if all     completion
Stockholder        owned         this Prospectus  shares are sold  of offering
- -----------------  ------------  ---------------  ---------------  ------------
R&B Investment      178,668       178,668          0                 *
Partnership, L.P.

WHR Management      127,211       127,211          0                 *
Company, L.P.

Whitman Heffernan   3,487,296     3,487,296        0                 *
& Rhein Workout
Fund, L.P.

R&B Investment      130,215       130,215          0                 *
Partnership II, L.P.

            The date of this Prospectus Supplement is February 9, 1994.